Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-164307 of our report dated August 18, 2010 relating to the consolidated financial statements and financial statement schedule of Daqo New Energy Corp., which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph as to the adoption of a new accounting standard related to the presentation and disclosure requirements for noncontrolling interest, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

August 18, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-164307 of our report dated August 20, 2009 (January 12, 2010 as to the subsequent events described in Note 12) relating to the financial statements of the predecessor business of Daqo New Energy Corp., Daqo New Material Co. Ltd., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

August 18, 2010